Exhibit 99.1

CONTACT:	FELDMAN MALL PROPERTIES, INC.
Larry Feldman Chairman & Chief Executive Officer -or- Thomas E. Wirth Executive Vice President, Chief Financial Officer (516) 684 -1239 1010 Northern Blvd, Suite 314 Great Neck, NY 11021

          FOR IMMEDIATE RELEASE

FELDMAN MALL PROPERTIES, INC. ANNOUNCES
ACQUISITION OF COLONIE CENTER IN ALBANY, NEW YORK

February 2, 2005 – Great Neck, NY– Feldman Mall Properties, Inc. (NYSE: FMP), a real estate investment trust focused on the renovation and repositioning of retail shopping malls, today announced the acquisition of Colonie Center, a 1.2 million square foot mall in Albany, New York. The property was purchased on an all-cash basis for $82.2 million.

The two-level shopping center, situated in the heart of New York's Capital region and minutes from the Albany International Airport and major hotel chains, has an overall occupancy of 82.6%. Anchor tenants include Macy's, Sears, Boscov’s and Christmas Tree Shops (a subsidiary of Bed, Bath and Beyond). In addition, junior anchor tenants include F.Y.E and Steve & Barry’s.

Plans to improve overall occupancy and shopper traffic include major renovations to upgrade both the interior and exterior appearance of the mall, adding new, upscale junior anchor tenants, improving signage, redirecting and adding various entertainment features including a multi-screen Cineplex and new restaurants. Total capital expenditures (including contingent payments to the seller of the property) are anticipated to be approximately $18 million.

Larry Feldman, Chairman and Chief Executive Officer of Feldman Mall Properties, made the following announcement: “The acquisition of Colonie Center is a tremendous opportunity to showcase our talented management team’s ability to reposition underperforming assets and unlock maximum value for shareholders and tenants alike. Our strategic renovations combined with the mall’s superior location will help fuel improved shopper traffic and soon after, tenant sales and rental rates.”

Scott Jensen, Executive Vice President of Leasing, added “Colonie Center has extremely strong anchor tenant sales. To capitalize on these sales, our hands-on management team will immediately launch a targeted leasing and marketing campaign. The campaign will highlight intended renovations, the addition of one or more new junior anchor tenants, adding restaurant tenants and other capital investments. As these projects are completed and the mall shops lease up with exciting new tenants, we will draw on the high volumes of anchor tenant shoppers, driving sales and further driving occupancy.”

Financing for the acquisition will be funded with proceeds from the Company’s recent IPO and financing activities. The Company expects an initial yield on its investment of approximately 8%, based upon the anticipated operating income for 2005.

With the completion of this acquisition, the Company now owns 4 regional malls consisting of approximately 4.1 million square feet, including non-owned anchor tenants.

About Feldman Mall Properties, Inc.
This press release contains various “forw ard-looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties: the success of our business strategy, including our acquisition, renovation and repositioning plans; our ability to close pending acquisitions and the timing of those acquisitions; our ability to obtain required financing; our understanding of our competition; market trends and our ability to implement our repositioning plans on time and within our budgets; projected capital and renovation expenditures; demand for shop space and the success of our lease-up plans; availability and creditworthiness of current and prospective tenants; and lease rates and terms.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock.

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